UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                January 16, 1998
                                ----------------
                Date of Report (Date of earliest event reported)



                          FIELDS AIRCRAFT SPARES, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)



             Utah                    0-27100                95-4218263
       ---------------       ----------------------       ------------------
       (State or other      (Commission File Number)       (IRS Employer
       jurisdiction of                                    Identification No.)
        Incorporation)

                               2251-A Ward Avenue
                              Simi Valley, CA 93005
                              ---------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (805) 583-0080
                                 --------------
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or Disposition of Assets

         On January 16, 1998, pursuant to a Stock Purchase Agreement dated as of January 2, 1998 by and among Fields Aircraft Spares, Inc. (the "Company"), as Buyer, and the stockholders (the "Sellers") of Flightways Manufacturing, Inc. (Flightways"), the Company consummated the purchase of substantially all of the outstanding common stock, no par value (the "Shares"), of Flightways.

         Flightways was not affiliated with the Company. Flightways is based in Van Nuys, California and manufactures and repairs high quality plastic replacement components for commercial aircraft seats and interiors. Seating components include foodtrays, latches, shrouds, panel armcaps, bumper strips and escutcheons. Other components are used in aircraft lavatories, galleys, cockpits, windows, overhead units and a variety of other subassemblies. Through its repair station (FAA Repair Station No. UFWR486L), Flightways overhauls and repairs seats, seating components, carts and modules.

         The customers of Flightways include U.S. domestic airlines as well as an increasing number of international carriers. The Company intends to initially operate Flightways out of its Van Nuys, California office. The Company eventually intends to consolidate its corporate headquarters, along with all of the Flightways operations, into a larger facility. The Company will deliver the products and services of Flightways through the Company's distribution system.

         The Company purchased over 99% of the issued and outstanding shares of Flightways for approximately $2.9 million in cash and, in addition, the Company retired approximately $1.1 million in Flightways debt by refinancing such debt through the Company's existing credit facility with NationsCredit Commercial Funding. In determining the amount of consideration to be paid for Flightways, the Company considered, among other factors, the historical level of sales and profitability of Flightways, its past rate of growth, 1998 financial projections for Flightways and the potential synergies that might be obtained by combining the two businesses, and similar factors. The acquisition of Flightways will be accounted for as a purchase.

         The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as an exhibit herewith.

         Funds for the acquisition were provided by the Company's line of credit with NationsCredit Commercial Funding.

         Statements in this Current Report that relate to future plans, financial results or projections, events or performance, including statements with respect to future business potential, future sales and future earnings, and the effects of the acquisition are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. Actual results may differ from such forward-looking statements as a result of a number of factors, including but not limited to the successful integration of Flightways into the Company's current operations, the ability to successfully combine the businesses, competitive factors and pricing pressures, ability to obtain necessary capital or financing, the price and availability of aircraft parts and other materials, successful execution of the Company's expansion plans, failure to maintain existing customer or vendor relationships, shifts in market demand, general economic conditions and other risks and uncertainties.

Item 7.          Financial Statements and Exhibits

         (a) The following financial statements of Flightways Manufacturing, Inc. are filed with this Amendment No. 1:

                  (1)      Independent Auditor's Report

                  (2)      Balance Sheet as of December 31, 1997

                  (3)      Statement  of  Income for the year ended
                           December 31, 1997

                  (4) Statement of Shareholders' Deficit for the year ended December 31, 1997

                  (5)      Statement of Cash Flows for the year ended
                           December 31, 1997

                  (6)      Notes to Financial Statements

         (b)      The  following  unaudited   pro  forma  financial  information
regarding the acquired company is filed with this Amendment No. 1:

                  (1) Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997

                  (2)      Notes to the Unaudited Pro forma Combined
                           Balance Sheet

                  (3) Unaudited Pro forma Combined Statement of Operations for the year ended December 31, 1997

                  (4) Notes to the Unaudited Pro forma Combined Statement of Operations

         (c) The following exhibits were filed with the original of this report.

                  2.1 Stock Purchase Agreement by and among Fields Aircraft Spares, Inc., as Buyer, and each of the individuals listed on Exhibit "A", as Sellers, dated as of January 2, 1998.

Pursuant to Item 601(b)(2) of Regulation S-B, the Exhibits referred to in the Agreement are omitted. The Company agrees to furnish supplementally a copy of any such Exhibit to the Commission upon request.

                  10.1 Covenant Not to Compete, dated as of January 2, 1998, by and among Fields Aircraft Spares, Inc., Flightways Manufacturing, Inc. and Yung Ford.

                  10.2 Covenant Not to Compete, dated as of January 2, 1998, by and among Fields Aircraft Spares, Inc., Flightways Manufacturing, Inc. and Frank Scalise.

                  10.3 Covenant Not to Compete, dated as of January 2, 1998, by and among Fields Aircraft Spares, Inc., Flightways Manufacturing, Inc. and Christian J. Luhnow.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIELDS AIRCRAFT SPARES, INC.



Date:  March 30, 1998                   By: /s/ Alan M. Fields
                                           ----------------------------
                                           Alan M. Fields, President

                         FLIGHTWAYS MANUFACTURING, INC.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 1997

                         FLIGHTWAYS MANUFACTURING, INC.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT
                                DECEMBER 31, 1997




                                TABLE OF CONTENTS



                                                                        Page

Independent Auditors' Report                                             1

Balance Sheet as of December 31, 1997                Exhibit A           2

Statement of Income for the year ended
     December 31, 1997                               Exhibit B           3

Statement of Shareholders' Deficit for the
     year ended December 31, 1997                    Exhibit C           4

Statement of Cash Flows for the year ended
     December 31, 1997                               Exhibit D           5

Notes to the Financial Statements                                     6 - 11

[Letterhead]

                     MOORE STEPHENS FRAZER AND TORBET, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

OFFICE: 1199 South Fairway Drive, Walnut, California 91789
MAIL: Post Office Box 3949, City of Industry, California 91744
Telephone: (909) 595-4624  Facsimile: (909) 594-2357
                                               e-mail: 75444,3314@compuserve.com
________________________________________________________________________________

The Board of Directors
Flightways Manufacturing, Inc.
Van Nuys, California



                          Independent Auditors' Report


         We  have  audited  the   accompanying   balance   sheet  of  Flightways
Manufacturing, Inc. as of December 31, 1997, and the related statements of income, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flightways Manufacturing, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   /s/ Moore Stephens Frazer and Torbet, LLP


                                   Certified Public Accountants
March 23, 1998

MS An independently owned and operated member of Moore Stephens North America, Inc. - members in principal cities throughout North America Moore Stephens North America, Inc. is a member of Moore Stephens International Limited - members in principal cities throughout the world.

                         FLIGHTWAYS MANUFACTURING, INC.                EXHIBIT A

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1997


                                     ASSETS
CURRENT ASSETS:
    Cash                                                            $          35,521
    Accounts receivable, net of allowance for
        doubtful accounts of $60,000                                          984,084
    Inventories                                                               787,684
    Prepaid expenses                                                           23,597
                                                                    -----------------
                 Total current assets                               $       1,830,886
                                                                    -----------------

PROPERT, MACHINERY AND EQUIPMENT                                    $         818,828
    Less accumulated depreciation                                             391,280
                                                                    -----------------
                 Property, machinery and equipment, net             $         427,548
                                                                    -----------------

OTHER ASSETS:
    Deposits                                                        $          27,772
                                                                    -----------------
                     Total assets                                   $       2,286,206
                                                                    =================

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                                $        640,559
    Accrued expenses                                                         469,046
    Income taxes payable                                                       2,200
    Product warranty reserve                                                  47,000
    Current portion of obligations under capital leases                       42,452
                                                                    ----------------
                 Total current assets                               $      1,201,257
                                                                    ----------------

LONG-TERM DEBT:
    Obligations under capital leases, net of current portion        $         93,114
    Notes payable to shareholders                                          1,120,321
                                                                    ----------------
                 Long-term debt, net                                $      1,213,435
                                                                    ----------------

SHAREHOLDERS' DEFICIT:
    Common stock, no par value, 50,000,000 shares
        authorized, 41,394,751 issued and outstanding               $         32,903
    Additional paid-in capital                                             1,215,700
    Retained deficit                                                      (1,377,089)
                                                                    ----------------
                 Total shareholders' deficit                        $       (128,486)
                                                                    ----------------
                     Total liabilities and shareholders' deficit    $      2,286,206
                                                                    ================


         The accompanying notes are an integral part of this statement.

                         FLIGHTWAYS MANUFACTURING, INC.                EXHIBIT B

                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997



NET SALES                                                    $   4,259,670

COST OF SALES                                                    2,993,812
                                                             -------------
GROSS PROFIT                                                 $   1,265,858

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                       825,566
                                                             -------------
INCOME FROM OPERATIONS                                       $     440,292
                                                             -------------

OTHER EXPENSE (INCOME):
    Interest expense                                         $      98,137
    Interest income                                                   (372)
                                                             -------------
                 Total other expense                         $      97,765
                                                             -------------

INCOME BEFORE PROVISION FOR INCOME TAXES                           342,527

PROVISION FOR INCOME TAXES                                           3,000
                                                             -------------
NET INCOME                                                   $     339,527
                                                             =============
NET INCOME PER SHARE                                         $         .01
                                                             =============


         The accompanying notes are an integral part of this statement.


                                                       FLIGHTWAYS MANUFACTURING, INC.         EXHIBIT C

                                                     STATEMENT OF SHAREHOLDERS' DEFICIT
                                                    FOR THE YEAR ENDED DECEMBER 31, 1997



                                            COMMON STOCK

                                        NUMBER                 ADDITIONAL
                                      OF SHARES                 PAID-IN      RETAINED
                                     OUTSTANDING     AMOUNT     CAPITAL       DEFICIT           TOTAL
                                     -----------     ------     -------       -------           -----

BALANCES, December 31, 1996          13,637,761    $  5,734    $1,215,700  $(1,716,616)     $  (495,182)

  Issuance of common stock           27,856,990      27,169                                      27,169

  Net income                                                                   339,527          339,527
                                     ----------    --------    ----------  -----------     ------------
BALANCES, December 31, 1997          41,394,751    $ 32,903    $1,215,700  $(1,377,089)    $   (128,486)
                                     ==========    ========    ==========  ===========     ============

         The accompanying notes are an integral part of this statement.

                         FLIGHTWAYS MANUFACTURING, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $   339,527
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                   112,380
         Increase in accounts receivable                            (177,973)
         Increase in inventories                                    (473,267)
         Increase in deposits                                         (2,323)
         Increase in prepaid expenses                                (23,597)
         Increase in accounts payable                                211,899
         Increase in accrued expenses                                117,505
         Increase in income taxes payable                              2,200
         Increase in product warranty reserve                         30,000
                                                                 -----------
               Net cash provided by operating activities         $   136,351
                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, machinery and equipment               $  (206,328)
                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                       $    43,628
  Proceeds from issuance of common stock                              27,169
                                                                 -----------
               Net cash provided by financing activities         $    70,797
                                                                 -----------

NET INCREASE IN CASH                                             $       820

CASH, beginning of year                                               34,701
                                                                 -----------

CASH, end of year                                                $    35,521
                                                                 ===========



SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
  INFORMATION:
    Income taxes paid                                            $      800
                                                                 ==========
    Interest paid                                                $   66,879
                                                                 ==========


         The accompanying notes are an integral part of this statement.

                         FLIGHTWAYS MANUFACTURING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS


 1.       Summary of significant accounting policies

          a.       Business operations

                  Flightways Manufacturing, Inc. (The Company) is located in Van Nuys, California and is a manufacturer of plastic replacement components for commercial aircraft seats and interiors. The Company conducts business throughout the United States and abroad.

          b.       Concentration of cash

                  The Company maintains cash balances at financial institutions that, at times, may exceed Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank deposit accounts.

         c.       Concentration of credit risk

                  Substantially all of the Company's accounts receivables are due from companies in the aviation industry. At December 31, 1997 one of the Company's customers accounted for approximately 62% of the total accounts receivable.

         d.       Concentration of sales

                  For the year ended December 31, 1997, the Company had sales to four customers of approximately $850,500, $476,300, $553,900 and $514,500. Those sales amounted to approximately 19%, 11%, 12% and 12% of total sales, respectively.

         e.       Inventory

                  Inventory is valued at the lower of cost or market value using the first-in, first out method and consisted of the following as of December 31, 1997:

                  Raw materials                      $       420,324
                  Work in process                            301,976
                  Finished goods                              65,384
                                                         -----------

                           Total inventories             $   787,684
                                                          ==========

                         FLIGHTWAYS MANUFACTURING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS



1.       Summary of significant accounting policies, (continued)

         f.       Property, machinery and equipment

                  Property, machinery and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets. Estimated useful lives range from 3 to 7 years.

                  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

                  Long-term assets of the Company are reviewed annually as to whether their carrying value has income impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards ('SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 1997, management expects these assets to be fully recoverable.

                  Property, machinery and equipment consisted of the following at December 31, 1997:

       Machinery and equipment                     $          507,329
       Leasehold improvements                                  13,838
       Computer equipment                                      86,032
       Assets under capital leases                            185,248
       Furniture and fixtures                                  26,381
                                                   ------------------

              Total                                $          818,828
       Less accumulated depreciation
               and amortization                              (391,280)
                                                   ------------------
                Property, machinery and
                    equipment, net                 $          427,548
                                                    =================


                  Depreciation and amortization expense for the year ended December 31, 1997 amounted to $112,380.

                         FLIGHTWAYS MANUFACTURING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS


1.       Summary of significant accounting policies, (continued)

         g.       Revenue recognition

                  The Company recognizes revenue from all types of sales under the accrual method of accounting when title transfers. Title transfers at the Company's facility.

          h.       Income taxes

                  Income taxes are provided for all items included in the statement of income regardless of the period such items are reported for income tax purposes. The deferred income taxes in the accompanying financial statements reflect the temporary differences in reporting results of operations for income tax and financial accounting purposes. These differences relate primarily to certain accrued expenses, bad debts and net operating loss carryforwards.

                  The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities. The income tax effect of the temporary differences as of December 31, 1997 consisted of the following:

      Deferred tax asset resulting from deductible
          temporary differences for allowance for
          doubtful accounts                                $       14,000
      Deferred tax asset resulting from deductible
          temporary differences for product warranty
          costs                                                     3,000
      Deferred tax asset resulting from deductible
          temporary differences for accrued vacation                2,000
      Deferred tax asset resulting from deductible
          temporary differences for utilization of net
          operating loss carryforwards for income tax
          purposes                                                 75,000
      Deferred tax liability resulting from taxable
          temporary differences for accounting for
          depreciation                                            (19,000)
      Valuation allowance resulting from the potential
          nonutilization of net operating loss
          carryforwards for income tax purposes                   (75,000)
                                                           --------------
          Total deferred income taxes                      $         -
                                                           ==============

                         FLIGHTWAYS MANUFACTURING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS



1.       Summary of significant accounting policies, (continued)

         i.       Earnings per share

                  Earnings per share is based on the weighted average number of common shares outstanding in the period, which amounted to 39,131,276 shares.

         j.       Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.


2.       Notes payable to shareholders

                  The Company has notes payable to its shareholders. At December 31, 1997, total principal balance outstanding amounted to $898,112 plus accrued interest of $222,209. The notes bear interest at 10% and are due February 15, 2001. Interest expense on the notes payable to shareholders amounted to $88,131 for the year ended December 31, 1997.

                  The total principal and interest balance of $1,120,321 was subsequently paid off in January 1998 as part of the acquisition of the Company by Fields Aircraft Spares, Inc., as further described in note 5.


3.       Provision for income taxes

                  The provision for income taxes for the years ended December 31 consisted of the following:

                CURRENT:

                  Federal                                   $
                  State                                           3,000
                                                               --------

                      Total provision
                          for income taxes                  $     3,000
                                                             ==========

                         FLIGHTWAYS MANUFACTURING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS


3.       Provision for income taxes, (continued)

                  Total income taxes paid in 1997 amounted to $800. The Company has net operating loss carryforwards available to offset future taxable income. The amount and expiration date of the carryforwards are as follows:



                      YEAR ENDING
                      DECEMBER 31,            FEDERAL
                      ------------            --------
                         2011                 $75,600


4.       Commitments

                  The Company leases machinery and equipment under capital leases which expire over the next five years. The amount of capital leases included in these financial statements consisted of the following as of December 31, 1997:



              Machinery                              $        150,248
              Computer equipment                               35,000
                                                     ----------------

                   Total                             $        185,248
              Less accumulated amortization                    21,155
                                                     ----------------

                       Total                         $        164,093
                                                     ================



                  The Company leases a building under a non-cancelable operating lease which will expire in July 1999. The Company also leases a smaller facility on a month to month basis.

                         FLIGHTWAYS MANUFACTURING, INC.

                       NOTES TO THE FINANCIAL STATEMENTS


4.       Commitments, (continued)

                  Future minimum lease commitments as of December 31, 1997 are as follows:

        YEAR ENDING                 OPERATING LEASES         CAPITAL
        DECEMBER 31,                    BUILDING              LEASES
        ------------              ------------------       ------------

            1998                  $       94,000         $      42,452
            1999                          54,900                39,963
            2000                          -                     39,963
            2001                          -                     32,904
            2002                          -                     14,707
          Thereafter                      -                     -
                                  --------------         -------------

      Net minimum lease payments                         $     169,989
      Less amounts representing interest                        34,423
                                                         -------------

      Present value of net minimum
          lease payments                                 $     135,566
      Less current portion                                      42,452
                                                         -------------

      Long-term portion of obligations
          under capital leases                           $      93,114
                                                         =============


                  Rental expense for the year ended December 31, 1997 amounted to $106,887.


5.       Subsequent event

                  In January 1998, substantially all of the stock of the Company was acquired by Fields Aircraft Spares, Inc. (Fields). Fields distributes new aircraft parts and equipment for use on international and domestic commercial aircraft and purchases and sells parts on a brokerage bases.

                  Each share of the Company was exchanged for cash, under the terms of the acquisition. The total cash received was approximately $2,866,000. In addition, Fields paid-off notes payable to shareholders totaling approximately $1,120,000.

                          FIELDS AIRCRAFT SPARES, INC.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS




         The unaudited pro forma combined balance sheet at December 31, 1997 and statement of operations for the year ended December 31, 1997 are included in order to illustrate the effect on the Company's financial statements of the transactions described below.

         On  January  16,  1998,   Fields  Aircraft   Spares,   Inc.   purchased
substantially all the common stock of Flightways Manufacturing, Inc. The purchase of the stock was effective as of January 2, 1998. The purchase price for the stock was $2,866,000 in cash. In addition, the debt of Flightways
Manufacturing, Inc. totaling approximately $1,120,000 was paid off to the noteholders, generally consisting of the former shareholders of Flightways. The unaudited pro forma statement of operations is presented as if the transactions had occurred at the beginning of the period for the consideration specified.

         The pro forma combined financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto, and the financial statements and notes thereto of Flightways
Manufacturing, Inc. The unaudited pro forma combined financial statements are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the Company's future results.

                                                    FIELDS AIRCRAFT SPARES, INC.
                                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31,1997

                                                     Historical                            Pro Forma
                                            Fields                                        Adjustments
                                           Aircraft              Flightways                  for
                                         Spares, Inc.         Manufacturing, Inc.         Acquisition               Combined
                                         ------------         -------------------         -----------               --------

Assets:
     Cash & cash equivalents                6,071,000                  35,521              (2,914,798)(1)
                                                                                           (1,120,321)(2)            2,071,402
     Accounts receivable                    1,955,000                 984,084                 (13,378)(3)            2,925,706
     Inventory                             11,058,000                 787,684                 (70,000)(4)           11,775,684
     Other current assets                     191,000                  51,369                                          242,369
     Property, plant and
       equipment, net                       1,010,000                 427,548                                        1,437,548
     Intangible and other
       assets                               1,896,000                                       3,029,186 (1)            4,925,186
                                            ---------               ---------               ---------                ---------
               Total assets                22,181,000               2,286,206              (1,089,311)              23,377,895
                                           ==========               =========              ==========               ==========


Liabilities and
     Stockholders' Equity:
     Accounts payable                       1,239,000                 640,559                 (13,378)(3)            1,866,181
     Accrued expenses                         241,000                 469,046                                          710,046
     Other current liabilities                 55,000                  91,652                                          146,652
     Notes payable                         15,047,000               1,120,321              (1,120,321)(2)           15,047,000
     Other long term debt                                              93,114                                           93,114
     Common stock                             351,000                  32,903                 (32,903)(1)              351,000
     Additional paid-in capital             6,959,000               1,215,700              (1,215,700)(1)            6,959,000
     Retained deficit                      (1,711,000)             (1,377,089)              1,362,991 (1)
                                                                                              (70,000)(4)           (1,795,098)
               Total liabilities and
                    stockholders'          ----------               ---------              ----------               ----------
                    equity                 22,181,000               2,286,206              (1,089,311)              23,377,895
                                           ==========               =========              ==========               ==========

                          FIELDS AIRCRAFT SPARES, INC.

             NOTES TO THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET




1) Reflects preliminary allocation of the approximate $2,915,000 total consideration for the acquisition of Flightways Manufacturing, Inc. by Fields Aircraft Spares, Inc.

2) Reflects payment to Flightways Manufacturing, Inc.'s shareholders as required in the purchase agreement.

3) Reflects the elimination of accounts receivable from Fields Aircraft Spares, Inc. to Flightways.

4) Reflects the elimination of inter-company profit included in the ending inventory.


                                                    FIELDS AIRCRAFT SPARES, INC.
                                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31,1997

                                                     Historical                            Pro Forma
                                            Fields                                        Adjustments
                                           Aircraft              Flightways                  for
                                         Spares, Inc.         Manufacturing, Inc.         Acquisition               Combined
                                         ------------         -------------------         -----------               --------

Net sales                                 12,101,000              4,259,670                (270,000) (1)           16,090,670

Cost of sales                              7,214,000              2,993,812                (270,000) (1)
                                                                                             70,000  (2)           10,007,812

                                          ----------              ---------                --------                ----------
Gross profit                               4,887,000              1,265,858                 (70,000)                6,082,858

Operating expenses                         3,349,000                825,566                                         4,174,566

                                          ----------              ---------                --------                ----------
Income from operations                     1,538,000                440,292                 (70,000)                1,908,292

Other expense                              1,676,000                 97,765                                         1,773,765

                                          ----------              ---------                --------                ----------
Loss (income) before provision
   for income taxes                         (138,000)               342,527                 (70,000)                  134,527

Provision for income taxes                     9,000                  3,000                                            12,000

                                          ----------              ---------                --------                ----------
Net (loss) income                           (147,000)               339,527                 (70,000)                  122,527
                                          ==========              =========                ========                ==========

                          FIELDS AIRCRAFT SPARES, INC.

        NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS





1)        Reflects elimination of inter-company sales.

2) Reflects elimination of inter-company profit included in the ending inventory.